UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2007
WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

(949) 672-7000 (Registrant’s Telephone Number, Including Area Code)

Not applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 5, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Western Digital Corporation, a Delaware corporation (“Parent”), State M Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Offeror”) and Komag, Incorporated, a Delaware corporation (the “Company”), Parent completed its acquisition of all the outstanding shares of common stock of the Company (the “Shares”). Parent’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Offeror for the Shares (the “Offer”) followed by the merger of Offeror with and into the Company, with the Company being the surviving corporation and an indirect wholly-owned subsidiary of Parent (the “Merger”).
     The Offer expired at 7:00 a.m., New York City time, on Wednesday, September 5, 2007. Based on information provided by Computershare Trust Company, N.A., the depositary for the Offer, 28,894,569 Shares were tendered and not withdrawn in the Offer (including Shares tendered by notice of guaranteed delivery), representing approximately 95.2% of the Company’s outstanding Shares (or approximately 86.6% of the Company’s outstanding Shares, excluding Shares tendered by notice of guaranteed delivery). Together with the Shares indirectly owned by Parent pursuant to the exercise of a top-up option, Parent controls in excess of 90% of the outstanding Shares. The Offeror accepted all of the properly tendered Shares on September 5, 2007, at a price of $32.25 per Share, net to the holder thereof in cash, without interest, less any required withholding taxes (the “Offer Price”). The funds used by Offeror to purchase the Shares were from working capital and proceeds received by the Offeror in connection with a debt financing with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc.
     On September 5, 2007, pursuant to the terms and conditions of the Merger Agreement, Offeror was merged with and into the Company, and each outstanding Share not tendered in the Offer (other than Shares held by the Parent, Offeror, the Company and stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive the Offer Price. Upon consummation of the Merger, the Company became an indirect wholly-owned subsidiary of Parent and changed its name to WD Media, Inc.
2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously reported in Parent’s Current Report on Form 8-K filed on August 30, 2007, Western Digital Technologies, Inc. (“WDTI”), a wholly-owned subsidiary of Parent, entered into a Credit Agreement (the “Bridge Facility”) with Goldman Sachs Credit Partners L.P., as administrative agent, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A., as co-syndication agents, and Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as arrangers.
     On September 5, 2007, WDTI borrowed an aggregate of approximately $750.0 million under the Bridge Facility to fund the Offer Price to be paid for Shares tendered and accepted in the Offer and for payment for the remaining Shares in connection with the Merger.
     The information set forth in Item 2.03 of Parent’s Current Report on Form 8-K filed on August 30, 2007 and a copy of the Bridge Facility, which is filed as Exhibit 10.1 thereto, are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Bridge Facility is not intended to be complete and is qualified in its entirety by the complete text of the Bridge Facility.

Item 8.01 Other Events
     On September 5, 2007, Parent issued a press release regarding the expiration of the Offer and the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto.
     Parent will cause the Company, in accordance with the terms of the Indenture dated as of March 28, 2007 between the Company and U.S. Bank National Association, as trustee (the “Indenture”) governing the Company’s outstanding 2.125% Convertible Subordinated Notes due 2014 (the “Notes”), to send to holders of the Notes a Fundamental Change Notice giving the holders of the Notes the right to require the Company to purchase the Notes at a cash price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Fundamental Change Purchase Date. Parent currently expects that the Fundamental Change Purchase Date will be December 5, 2007. This information does not constitute a Fundamental Change Notice, which notice and Fundamental Change Purchase Date will be given in the manner specified in the Indenture.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of the Business Acquired.
     The Parent will file the financial statements required by this Item not later than 71 calendar days after the date this Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     The Parent will file the financial statements required by this Item not later than 71 calendar days after the date this Form 8-K is required to be filed.
(c) Exhibits

Exhibit
Number	Description

99.1	Press Release, dated September 5, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION (Registrant)
	By:	/s/ Raymond M. Bukaty
Date: September 5, 2007		Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press Release, dated September 5, 2007.